Exhibit 10(a) - Consent of Ernst and Young LLP, Independent Auditors

We consent to the reference to our firm under the captions "Experts" and "Independent Auditors," and to the use of the following: our report dated March 14, 2003, with respect to the statement of assets and liabilities of Golden American Life Insurance Company Separate Account B as of December 31, 2002, and the related statement of operations for the year then ended, and the statements of changes in net assets for each of the two years in the period then ended; our report dated March 21, 2003, with respect to the consolidated financial statements of Golden American Life Insurance Company as of December 31, 2002 and 2001, and for each of the three years in the period ended December 31, 2002; our report dated April 25, 2003, with respect to the financial statements-statutory basis of Ameribest Life Insurance Company as of December 31, 2002 and 2001, and for each of the two years in the period ended December 31, 2002; our report dated March 21, 2003, with respect to the financial statements-statutory basis of Equitable Life Insurance Company of Iowa as of December 31, 2002 and 2001, and for each of the two years in the period ended December 31, 2002; our report dated April 25, 2003, with respect to the financial statements-statutory basis of United Life & Annuity Insurance Company as of December 31, 2002 and 2001, and for each of the two years in the period ended December 31, 2002; and our report dated April 25, 2003, with respect to the financial statements-statutory basis of USG Annuity & Life Company as of December 31, 2002 and 2001, and for each of the two years in the period ended December 31, 2002, included in Post-Effective Amendment No. 15 to the Registration Statement under the Securities Act of 1933 (Form N-4 No. 333-30180) and the related Prospectus and Statement of Additional Information of ING USA Annuity and Life Insurance Company Separate Account B (formerly Golden American Life Insurance Company Separate Account B).


                                            /s/ Ernst & Young LLP

Atlanta, Georgia
February 10, 2004